UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2012

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2012, PennyMac Mortgage Investment Trust (the “Company”), through one of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”), entered into an amendment to its master repurchase agreement, dated May 24, 2012, by and among PMC, PennyMac Loan Services, LLC (“PLS”) and Citibank, N.A. (“Citi”) (the “Loan Repo Facility”).

Pursuant to the terms of the Loan Repo Facility, PMC may sell, and later repurchase, newly originated mortgage loans.  The Loan Repo Facility is used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization.  The principal amount paid by Citi for each eligible mortgage loan under the Loan Repo Facility is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC is required to repay Citi the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase.

The obligations of PMC are fully guaranteed by the Company, and the mortgage loans are serviced by PLS, an affiliate of the Company, pursuant to the terms of the Loan Repo Facility.  Other material terms of the Loan Repo Facility and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on May 30, 2012.

Under the terms of the amendment, the maximum aggregate purchase price provided for in the Loan Repo Facility was increased from $200 million to $400 million, $350 million of which is committed.  All other terms and conditions of the Loan Repo Facility and the related guaranty remain the same in all material respects.

The foregoing description of the amendment to the Loan Repo Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, and the full text of the Loan Repo Facility and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on May 30, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment Number One to Master Repurchase Agreement, dated as of October 15, 2012, among PennyMac Corp., PennyMac Loan Services, LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: October 16, 2012	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment Number One to Master Repurchase Agreement, dated as of October 15, 2012, among PennyMac Corp., PennyMac Loan Services, LLC and Citibank, N.A.